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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Jupiter Communications, Inc.:

We consent to the inclusion in the registration statement on Form S-4 of Media Metrix, Inc. of our report dated February 7, 2000, relating to the consolidated balance sheets of Jupiter Communications, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity/members' deficiency, and cash flows for each of the years in the three-year period ended December 31, 1999, and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus.

                                                             /s/ KPMG LLP
                                                             ------------
                                                                 KPMG LLP

New York, New York
July 27, 2000